Exhibit 99.1

Alliqua Appoints 20 Direct Sales Representatives to Strengthen Brand
Awareness and Drive Greater Market Penetration in the U.S.

New Sales Force To Leverage Substantial Healthcare Sales Experience

LANGHORNE, PA – March 31, 2014 –Alliqua, Inc. (NASDAQ:ALQA) (“Alliqua” or the “Company”), a provider of advanced wound care products, has hired a 20-member direct sales force to further strengthen the Company’s brand awareness, increase brand adoption and drive greater market penetration in the United States. The new sales team members come to Alliqua with vast experience in the healthcare space and a successful history of navigating the U.S. healthcare sales cycle.

The Company is investing in its direct sales force as it continues to execute on plans to drive new growth. The new sales force is expected to play an instrumental role in maximizing the overall market potential of the Company’s self-manufactured brands of hydrogels (Hydress® and SilverSeal®), its recently expanded line of wound care brands through its partnerships with both sorbion for its absorbent technologies (sorbion sachet S®, sorbion sana gentle®) and Celgene for its human amniotic membrane allograft (Biovance®).

Brad Barton, Chief Operating Officer of Alliqua and leader of the Company’s sales efforts, said, “Combined with our existing network of independent sales representatives, our newly formed team of direct sales representatives positions us well for an aggressive sales campaign, from which we expect to begin to see results after the first quarter of 2014. The new representatives recently completed intensive training, during which time an international team of wound experts took part in delivering a comprehensive and world-class instructional program. We believe that having our sales force in place should position us to drive greater growth for our suite of Alliqua wound care solutions.”

David Johnson, CEO of Alliqua, added, “The hiring of our new sales force is one of the several milestones we set for our company earlier this year. Having achieved this goal, we look forward to delivering on our other milestones as we focus on building a world-class wound company and maximizing shareholder value.”

About Alliqua, Inc.

Alliqua is a provider of advanced wound care solutions. Through its extensive sales and distribution network, together with its proprietary products, Alliqua provides a suite of technological solutions to enhance the wound care practitioner’s ability to deal with the challenges of healing both chronic and acute wounds.

In addition, Alliqua can provide a custom manufacturing solution to partners in the medical device and cosmetics industry, utilizing its proprietary hydrogel technology.

Alliqua currently markets its line of hydrogel products for wound care under the SilverSeal® and Hydress® brands, as well as the sorbion sachet S® and sorbion sana® wound care products. It also has the right to develop and market the advanced wound care products Biovance® and Extracellular Matrix (ECM), as part of its agreement with Celgene Cellular Therapeutics. Alliqua's electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to develop and custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K filed with the SEC on March 24, 2014, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:

Alliqua, Inc.
Brian M. Posner, +1-215-702-8550
Chief Financial Officer
bposner@alliqua.com
or
Investor Relations:
Dian Griesel Int'l.
Cheryl Schneider, +1-212-825-3210
cschneider@dgicomm.com
or
Public Relations:
Dian Griesel Int'l.
Susan Forman or Laura Radocaj, +1-212-825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com

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